Exhibit 99.1

Investor Contact:	Don Washington Director, Investor Relations and Corporate Communications	News Release EnPro Industries 5605 Carnegie Boulevard
Phone:	704-731-1527	Charlotte, North Carolina 28209-4674 Phone: 704-731-1500 Fax: 704-731-1511
Email:	don.washington@enproindustries.com	www.enproindustries.com
EnPro Industries Announces
Second Quarter 2009 Results
•	Net loss of $5.30 a share includes net, after-tax, non-cash charge of $4.21 a share, primarily for impairment of goodwill

•	Income before asbestos-related expenses and other selected items was $0.47 a share, a 60% improvement over first quarter 2009 earnings of $0.29 a share

•	Markets for Sealing Products and Engineered Products stabilized and sales in those segments were flat with first quarter

•	Compared to second quarter of 2008, lower volumes in Sealing Products and Engineered Products segments led to a 26% reduction in sales

•	Sales and profits continue to improve in Engine Products and Services segment

•	Cash balance and revolving credit facility provide liquidity of approximately $125 million
CHARLOTTE, N.C., August 4, 2009 — EnPro Industries (NYSE: NPO) today reported financial results for the second quarter of 2009. The company’s net loss for the quarter of $105.7 million, or $5.30 a share, includes a previously announced net, after-tax, non-cash charge of $84.1 million, or $4.21 a share. The net loss in the quarter compares to net income of $20.4 million, or $0.96 a share, in the second quarter of 2008.
Before asbestos-related expenses and other selected items, the company earned $9.5 million, or $0.47 a share, in the second quarter of the year. Earnings on this basis in the second quarter of 2008 were $28.7 million or $1.35 a share. A table showing the effect of asbestos-related expenses and other selected items on the company’s results in the second quarters and first halves of 2008 and 2009 is attached to this release. Per share amounts are expressed on a diluted basis.
The previously announced net charge included a loss related to the impairment of goodwill at the company’s GGB Bearing Technology and Plastomer Technologies businesses and income related to the reduction of an estimated liability for retiree medical benefits associated with a business previously owned by one the company’s subsidiaries. The net charge was non-cash and does not affect the company’s liquidity.
The company’s sales were $235.3 million, a 26% decline from the second quarter of 2008. Sales were lower primarily due to weak conditions worldwide for markets served by the company’s Sealing Products and Engineered Products segments. However, the decline also reflected unfavorable foreign exchange rates, which accounted for 5% of the decrease.
Earnings before interest, income taxes, depreciation, amortization, asbestos-related expenses and other selected items (EBITDAA) were $27.0 million compared with $58.1 million in the second quarter of 2008. As a percentage of sales, EBITDAA fell to 11.5% from 18.3% last year.
“Activity in the markets served by our Sealing Products and Engineered Products segments was well below the record levels of a year ago,” said Steve Macadam, president and chief executive officer. “However, it was very consistent with the levels of activity we saw in the first quarter of 2009, and in general, conditions in these markets appear to have stabilized. We continue to benefit from a strong performance in our Engine Products and Services segment, and we remain very confident in the long-term prospects for all of our businesses.”
For the first six months of the year, the company reported a net loss of $102.5 million, or $5.15 a share, compared with net income of $32.9 million, or $1.54 a share, in the first six months of 2008. Before asbestos-related expenses and other selected items, the company earned $15.3 million, or $0.76 a share, in the first half of 2009, compared with $51.0 million, or $2.39 a share, in the first half of 2008.
Sales in the first half of the year were $451.7 million, or about 25% below the first half of 2008, when they were $599.9 million. Unfavorable foreign exchange rates accounted for 5% of the decline in sales during the first half of the year. EBITDAA was $49.1 million in the first half of 2009, compared with $106.6 million a year ago. As a percentage of sales, EBITDAA fell to 10.9% in the first half of the year from 17.8% in the first half of 2008.
Sealing Products Segment

($ Millions)
Quarter Ended	6/30/09	6/30/08

Sales	$98.1	$136.9
EBITDA	$18.5	$34.5
EBITDA Margin	18.9%	25.2%
Continued weakness in markets served by the Sealing Products segment resulted in lower volumes at all operations, and sales declined by 28% compared with the second quarter of 2008. Excluding the effect of unfavorable foreign exchange rates, sales declined 24%.
Lower volumes led to a 46% decline in the segment’s earnings before interest, taxes, depreciation and amortization (EBITDA), and a reduction in the segment’s EBITDA margins. The charge related to impairment of goodwill at Plastomer Technologies is not reflected in the segment’s results.
Engineered Products Segment

($ Millions)
Quarter Ended	6/30/09	6/30/08

Sales	$88.3	$144.8
EBITDA	$(0.3)	$27.2
EBITDA Margin	n/a	18.8%
Demand in the Engineered Products segment also declined significantly, and sales in the segment were 39% below the level of the second quarter of 2008. Unfavorable foreign exchange rates accounted for 5% of the year-over-year decline in the segment’s sales.
Lower volumes reduced profits at Quincy Compressor and Compressor Products International and contributed to a loss at GGB. GGB’s results also included significant restructuring costs, primarily associated with its European operations. After total restructuring costs of $4.6 million, the segment reported a loss of $0.3 million before interest, taxes, depreciation and amortization. The charge related to the impairment of goodwill at GGB is not reflected in the segment’s results.
Engine Products and Services

($ Millions)
Quarter Ended	6/30/09	6/30/08

Sales	$49.4	$35.8
EBITDA	$10.5	$5.2
EBITDA Margin	21.3%	14.5%
Increases in engine shipments, better pricing for new engines and increased aftermarket service resulted in a 38% improvement in the sales of the Engine Products and Services segment. The segment’s EBITDA more than doubled and EBITDA margins increased by nearly 7 percentage points, primarily because of increased volume and improved productivity.
Cash Flow
At June 30, the company’s cash balance was $58.0 million compared to $76.3 million at December 31, 2008. Operating activities provided net cash of $4.3 million in the first half of 2009 compared with $55.2 million in the first half of 2008. The decrease was primarily the result of lower earnings in 2009. Working capital increased by $9.8 million in the first half of the year, significantly below the $29.0 million increase in the first half of 2008, when the company was experiencing significantly higher levels of activity in most of its markets. Payments of asbestos claims and expenses, net of insurance receipts, were $19.8 million in the first half of 2009 compared to $1.8 million in the first half of 2008. The increase from 2008 reflects differences in the timing of payments and insurance receipts; for the full year of 2009, the company expects net outflows to be in a range comparable to net outflows in 2008.
Capital expenditures in the first half of 2009 were $13.7 million compared with $26.1 million in the first half of 2008. Spending on acquisitions was $5.2 million in the first six months of the current year compared with $36.9 million in the first half of 2008.
Outlook
“We enter the second half of the year with low but stable activity across most of our markets,” said Macadam. “Even though short lead times limit visibility in our Sealing Products and Engineered Products segments, we expect current conditions in their markets will persist at least into the fourth quarter. In light of these circumstances, we will continue to focus on reducing our costs and controlling our spending.
“We have a strong balance sheet, ample liquidity, well-positioned businesses and employees who are dedicated to our success,” Macadam continued. “We are confident these factors and our adherence to our strategic objectives will enable us to successfully manage our businesses in the current downturn and resume our growth when conditions improve.”
Conference Call Information
EnPro will hold a conference call today, August 4, at 10:00 a.m. Eastern Daylight Time to discuss second quarter results. To participate in the call, dial 1-800-851-4704 approximately 10 minutes before the call begins and provide conference id number 20344354. The call will also be webcast at http://www.enproindustries.com.
Forward-Looking Statements
Statements in this release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: the resolution of current and potential future asbestos claims against certain of our subsidiaries which depends on such factors as the possibility of asbestos reform legislation, the financial viability of insurance carriers, the timing of payments of claims and related expenses, the timing of insurance collections, limitations on the amount that may be recovered from insurance carriers, the bankruptcies of other defendants and the results of litigation; general economic conditions in the markets served by our businesses, some of which are cyclical and experience periodic downturns; prices and availability of raw materials; and the amount of any payments required to satisfy contingent liabilities related to discontinued operations of our predecessors, including liabilities for certain products, environmental matters, employee benefit obligations and other matters. Our filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2008, and the Form 10-Q for the quarter ended March 31, 2009, describe these and other risks and uncertainties in more detail. We do not undertake to update any forward-looking statement made in this release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based.
EnPro Industries, Inc. is a leader in sealing products, metal polymer and filament wound bearings, compressor systems and components, diesel and dual-fuel engines and other engineered products for use in critical applications by industries worldwide. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.

EnPro Industries, Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters and Six Months Ended June 30, 2009 and 2008
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended		Six Months Ended
		June 30,		June 30,
	June 30,	2008	June 30,	2008
	2009	As adjusted (1)	2009	As adjusted (1)

Net sales	$235.3	$316.8	$451.7	$599.9
Cost of sales	160.8	201.8	304.3	381.4

Gross profit	74.5	115.0	147.4	218.5

Operating expenses:
Selling, general and administrative expenses	59.7	72.3	122.6	137.8
Asbestos-related expenses	14.3	12.2	27.9	24.3
Goodwill impairment charge	113.1	—	113.1	—
Other operating expense (income), net	5.1	(3.9)	7.0	(2.7)

Total operating expenses	192.2	80.6	270.6	159.4

Operating income (loss)	(117.7)	34.4	(123.2)	59.1

Interest expense	(3.1)	(3.2)	(6.2)	(6.3)
Interest income	0.1	0.8	0.2	1.9
Other income (expense), net	19.5	(1.0)	19.5	(3.8)

Income (loss) before income taxes	(101.2)	31.0	(109.7)	50.9

Income tax benefit (expense)	(4.5)	(10.6)	7.2	(18.0)

Net income (loss)	$(105.7)	$20.4	$(102.5)	$32.9

Basic earnings (loss) per share	$(5.30)	$1.02	$(5.15)	$1.60

Average common shares outstanding (millions)	20.0	20.0	19.9	20.5

Diluted earnings (loss) per share	$(5.30)	$0.96	$(5.15)	$1.54

Average common shares outstanding (millions)	20.0	21.3	19.9	21.4

(1)	The 2008 results have been adjusted to reflect the retrospective application of the Financial Accounting Standards Board’s Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” as required in its transition guidance. This footnote applies to all tables contained herein.

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Six Months Ended June 30, 2009 and 2008
(Stated in Millions of Dollars)

		2008
	2009	As adjusted (1)

Operating activities
Net income (loss)	$(102.5)	$32.9
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	15.9	15.2
Amortization	6.5	7.0
Accretion of debt discount	2.6	2.3
Goodwill impairment charge	113.1	—
Gain on sale of assets	—	(2.2)
Deferred income taxes	(14.0)	2.9
Stock-based compensation	0.2	3.1
Excess tax benefits from stock-based compensation	—	(0.5)
Change in assets and liabilities, net of effects of acquisitions of businesses:
Asbestos liabilities, net of insurance receivables	8.1	22.5
Accounts and notes receivable	17.0	(32.7)
Inventories	(9.0)	(7.2)
Accounts payable	(9.8)	6.2
Other current assets and liabilities	(8.0)	4.7
Other non-current assets and liabilities	(15.8)	1.0

Net cash provided by operating activities	4.3	55.2

Investing activities
Purchases of property, plant and equipment	(13.7)	(26.1)
Proceeds from sales of assets	0.1	3.1
Proceeds from liquidation of investments	2.7	2.6
Acquisitions, net of cash acquired	(5.2)	(36.9)
Other	1.0	3.1

Net cash used in investing activities	(15.1)	(54.2)

Financing activities
Repayments of debt	(9.6)	(4.0)
Common stock repurchases	—	(50.2)
Proceeds from issuance of common stock	—	0.1
Excess tax benefits from stock-based compensation	—	0.5

Net cash used in financing activities	(9.6)	(53.6)

Effect of exchange rate changes on cash and cash equivalents	2.1	0.5

Net decrease in cash and cash equivalents	(18.3)	(52.1)
Cash and cash equivalents at beginning of year	76.3	129.2

Cash and cash equivalents at end of period	$58.0	$77.1

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$3.8	$4.1
Income taxes	$6.8	$15.1
Asbestos-related claims and expenses, net of insurance recoveries	$19.8	$1.8

EnPro Industries, Inc.
Consolidated Balance Sheets (Unaudited)
As of June 30, 2009 and December 31, 2008
(Stated in Millions of Dollars)

		December 31,
	June 30,	2008
	2009	As adjusted (1)

Current assets
Cash and cash equivalents	$58.0	$76.3
Accounts and notes receivable	144.9	157.7
Asbestos insurance receivable	65.3	67.9
Inventories	95.3	84.8
Other current assets	40.3	40.9

Total current assets	403.8	427.6

Property, plant and equipment	204.8	206.1
Goodwill	113.1	218.1
Other intangible assets	101.4	103.4
Asbestos insurance receivable	203.1	239.5
Deferred income taxes	89.9	79.1
Other assets	53.1	60.0

Total assets	$1,169.2	$1,333.8

Current liabilities
Current maturities of long-term debt	$—	$9.6
Accounts payable	57.7	66.4
Asbestos liability	76.1	85.3
Other accrued expenses	78.6	86.4

Total current liabilities	212.4	247.7

Long-term debt	127.4	124.9
Asbestos liability	358.6	380.2
Pension liability	84.7	80.3
Other liabilities	53.9	74.6

Total liabilities	837.0	907.7

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	400.3	400.2
Retained earnings (accumulated deficit)	(57.9)	44.6
Accumulated other comprehensive loss	(9.0)	(17.4)
Common stock held in treasury, at cost	(1.4)	(1.5)

Total shareholders’ equity	332.2	426.1

Total liabilities and shareholders’ equity	$1,169.2	$1,333.8

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Quarters and Six Months Ended June 30, 2009 and 2008
(Stated in Millions of Dollars)
Sales

	Quarters Ended		Six Months Ended
	June 30,		June 30,
				2008
	2009	2008	2009	As adjusted

Sealing Products	$98.1	$136.9	$195.2	$260.5
Engineered Products	88.3	144.8	176.3	277.9
Engine Products and Services	49.4	35.8	81.1	62.3

	235.8	317.5	452.6	600.7
Less intersegment sales	(0.5)	(0.7)	(0.9)	(0.8)

	$235.3	$316.8	$451.7	$599.9

Segment Profit (Loss)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
				2008
	2009	2008	2009	As adjusted

Sealing Products	$14.3	$30.4	$27.0	$51.0
Engineered Products	(6.3)	21.0	(8.2)	42.1
Engine Products and Services	9.7	4.3	15.2	7.7

	$17.7	$55.7	$34.0	$100.8

Segment Margin

	Quarters Ended		Six Months Ended
	June 30,		June 30,
				2008
	2009	2008	2009	As adjusted

Sealing Products	14.6%	22.2%	13.8%	19.6%
Engineered Products	(7.1)%	14.5%	(4.7)%	15.1%
Engine Products and Services	19.6%	12.0%	18.7%	12.4%

	7.5%	17.6%	7.5%	16.8%

Reconciliation of Segment Profit to Net Income (Loss)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
				2008
	2009	2008	2009	As adjusted (1)

Segment profit	$17.7	$55.7	$34.0	$100.8
Corporate expenses	(7.6)	(10.5)	(14.9)	(18.2)
Asbestos-related expenses	(14.3)	(12.2)	(27.9)	(24.3)
Goodwill impairment charge	(113.1)	—	(113.1)	—
Interest expense, net	(3.0)	(2.4)	(6.0)	(4.4)
Other income (expense), net	19.1	0.4	18.2	(3.0)

Income (loss) before income taxes	(101.2)	31.0	(109.7)	50.9
Income tax benefit (expense)	(4.5)	(10.6)	7.2	(18.0)

Net income (loss)	$(105.7)	$20.4	$(102.5)	$32.9

Segment profit (loss) is total segment revenue reduced by operating expenses and restructuring and other costs identifiable with the segment. Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, asbestos-related expenses, gains/losses related to the sale of assets, impairments and income taxes are not included in the computation of segment profit. The accounting policies of the reportable segments are the same as those for the Company.
During 2009, the Company modified the methodology for allocating certain corporate expenses that specifically related to the operating segments. For comparability purposes, segment profits in 2008 have been adjusted to be consistent with the new expense allocation used by management to evaluate segment performance.

EnPro Industries, Inc.
Reconciliation of Income Before Asbestos-Related Expenses and
Other Selected Items to Net Income (Loss) (Unaudited)
For the Quarters and Six Months Ended June 30, 2009 and 2008
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended June 30,
			2008
	2009		As adjusted (1)
	$	Per share	$	Per share

Income before asbestos-related expenses and other selected items	$9.5	$0.47	$28.7	$1.35

Adjustments (net of tax):

Asbestos-related expenses	(8.9)	(0.45)	(7.7)	(0.36)

Restructuring costs	(3.2)	(0.16)	(0.5)	(0.02)

Goodwill impairment charge	(96.1)	(4.81)	—	—

Adjustment of liability for retiree medical benefits	12.0	0.60	—	—

Warranty claim settlement	—	—	1.6	0.07

Gain on sale of assets	—	—	1.4	0.07

CEO transition costs	(0.4)	(0.02)	(2.5)	(0.12)

Proxy related expenses	—	—	(0.6)	(0.03)

Tax accrual adjustments	(18.6)	(0.93)	—	—

Impact	(115.2)	(5.77)	(8.3)	(0.39)

Net income (loss)	$(105.7)	$(5.30)	$20.4	$0.96

	Six Months Ended June 30,
			2008
	2009		As adjusted (1)
	$	Per share	$	Per share

Income before asbestos-related expenses and other selected items	$15.3	$0.76	$51.0	$2.39

Adjustments (net of tax):

Asbestos-related expenses	(17.4)	(0.87)	(15.2)	(0.71)

Restructuring costs	(4.4)	(0.22)	(1.3)	(0.06)

Goodwill impairment charge	(96.1)	(4.81)	—	—

Adjustment of liability for retiree medical benefits	12.0	0.60		—

Warranty claim settlement	—	—	1.6	0.07

Gain on sale of assets	—	—	1.4	0.07

CEO transition costs	(1.0)	(0.05)	(2.5)	(0.12)

Proxy related expenses	—	—	(2.1)	(0.10)

Tax accrual adjustments	(10.9)	(0.56)	—	—

Impact	(117.8)	(5.91)	(18.1)	(0.85)

Net income (loss)	$(102.5)	$(5.15)	$32.9	$1.54

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company’s reported net income and earnings per share, including items that may recur from time to time. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur significant asbestos-related expenses, the sporadic impact of restructuring activities or other selected items. Management acknowledges that there are many items that impact a company’s reported results and this list is not intended to present all items that may have impacted these results.
The amounts above, which may be considered non-GAAP financial measures, are shown on an after-tax basis and have been calculated by applying a 37.5% assumed effective tax rate to the pre-tax amount except for the goodwill impairment adjustment for which a $17 million benefit is reflected. The tax accrual adjustments have already been stated in after-tax amounts. The pre-tax amounts for the asbestos-related expenses and goodwill impairment charge are separately presented in the accompanying consolidated statements. The restructuring costs, warranty claim settlement and gain on sale of assets are included as part of other operating expense (income), net, the adjustment of liability for retiree medical benefits and the proxy related expenses are included in other (non-operating) income (expense), net and the CEO transition costs are included in selling, general and administrative expenses. The tax accrual adjustments are reflected in income tax expense. Per share amounts were calculated by dividing by the weighted-average shares of common stock outstanding during the periods.

EnPro Industries, Inc.
Reconciliation of EBITDA to Segment Profit (Loss) (Unaudited)
For the Quarters and Six Months Ended June 30, 2009 and 2008
(Stated in Millions of Dollars)

	Quarter Ended June 30, 2009
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments

Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$18.5	$(0.3)	$10.5	$28.7

Deduct depreciation and amortization expense	(4.2)	(6.0)	(0.8)	(11.0)

Segment profit (loss)	$14.3	$(6.3)	$9.7	$17.7

EBITDA margin	18.9%	-0.3%	21.3%	12.2%

	Quarter Ended June 30, 2008
	As adjusted (1)
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments

Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$34.5	$27.2	$5.2	$66.9

Deduct depreciation and amortization expense	(4.1)	(6.2)	(0.9)	(11.2)

Segment profit	$30.4	$21.0	$4.3	$55.7

EBITDA margin	25.2%	18.8%	14.5%	21.1%

	Six Months Ended June 30, 2009
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments

Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$35.4	$3.7	$17.0	$56.1

Deduct depreciation and amortization expense	(8.4)	(11.9)	(1.8)	(22.1)

Segment profit (loss)	$27.0	$(8.2)	$15.2	$34.0

EBITDA margin	18.1%	2.1%	21.0%	12.4%

	Six Months Ended June 30, 2008
	As adjusted (1)
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments

Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$58.8	$54.2	$9.6	$122.6

Deduct depreciation and amortization expense	(7.8)	(12.1)	(1.9)	(21.8)

Segment profit	$51.0	$42.1	$7.7	$100.8

EBITDA margin	22.6%	19.5%	15.4%	20.4%

For a reconciliation of segment profit (loss) to net income (loss), please refer to the Segment Information (Unaudited) schedule.

EnPro Industries, Inc.
Reconciliation of EBITDAA to Net Income (Loss) (Unaudited)
For the Quarters and Six Months Ended June 30, 2009 and 2008
(Stated in Millions of Dollars)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
		2008		2008
	2009	As adjusted (1)	2009	As adjusted (1)

Earnings before interest, income taxes, depreciation, amortization, asbestos-related expenses and other selected items (EBITDAA)	$27.0	$58.1	$49.1	$106.6

Adjustments:

Interest expense, net	(3.0)	(2.4)	(6.0)	(4.4)

Income tax benefit (expense)	(4.5)	(10.6)	7.2	(18.0)

Depreciation and amortization expense	(11.3)	(11.3)	(22.4)	(22.2)

Asbestos-related expenses	(14.3)	(12.2)	(27.9)	(24.3)

Restructuring costs	(5.1)	(0.8)	(7.0)	(2.0)

Goodwill impairment charge	(113.1)	—	(113.1)	—

Adjustment of liability for retiree medical benefits	19.2	—	19.2	—

Warranty claim settlement	—	2.5	—	2.5

Gain on sale of assets	—	2.2	—	2.2

Proxy related expenses	—	(1.0)	—	(3.4)

CEO transition costs	(0.6)	(4.1)	(1.6)	(4.1)

Impact	(132.7)	(37.7)	(151.6)	(73.7)

Net income (loss)	$(105.7)	$20.4	$(102.5)	$32.9